Danaher Corporation and Subsidiaries
     Exhibit to 1997 Annual Report on Form 10K
     (22) Subsidiaries of Registrant

                         STATE OR JURIS-        DOING
                         DICTION OF          BUSINESS
     NO.  CORPORATION      INCORPORATION        AS(DBA)
        1      Danaher Corporation      Delaware       -
        2      DHR Services        Delaware         -
        3      DMG Plastics, Inc.            Delaware            -
        4      FJ900 Inc.          Delaware         -
        5      Armstrong Tools, Inc.         Delaware            -
        6      Diversified Mortgage
           Investors, Inc.              Florida             -
        7 Utica Holding Company    Delaware         -
       8  DH Holdings Corp.        Delaware         -
       9  Easco Hand Tools Inc.    Delaware    Danaher Tool
                                                    Group
      10  Hand Tool Design
               Corporation              Delaware       -
      11  KD Tools of Puerto
               Rico, Inc.                    Delaware            -
      12  Beamco, Inc.             Wisconsin        -
      13  Old Tide Corp.         Califonia          -
      14  Dynapar Corporation    Illinois           Danaher
                                                   Controls
      15  Encoders Incorporated    Delaware         -
      16  KACO Gmbh                Germany         -
      17  Namco Controls Gmbh      Germany            -
      18  Piccadilly Precision Engineering Ltd.     Ohio           -
      19  Spline Gauges Ltd.       Delaware            -
      20  Hennessy Industries Inc.      Delaware  Hennessy/Ammco
      21  Service Station Products
               Company                  Delaware       -
      22  Hennessy Industries Canada Inc.    Canada              -
      23  KD Tools of Canada     Canada             -
      24  Ammco Tools Inc.         Illinois       Hennessy/Ammco
      25  Wheel Service Equipment
               Corporation              Delaware
      26  Jacobs Vehicle Systems, Inc.    Delaware            -
      27  Diesal Engine Retarders, Inc.      Delaware            -
      28  Jacobs Chuck Manufacturing
               Company                  Delaware       -
      29  Jacobs Japan Inc.        Delaware         -
      30  Power Tool Holders Incorporated    Delaware            -
      31  Matco Tools Corporation       New Jersey          -
      32  Chicago Pneumatic Tool Company
               West Germany        Delaware         -
      33  Chicago Pneumatic World Trade
               Corp.                    Delaware       -
      34  Mechanics Custom Tools
               Corporation              Delaware       -
      35  NMTC, Inc.               Delaware       Matco Tools Corporation
      36  Qualitrol Corporation    New York         -
      37  Power Transformer Controls
               Company                  Delaware       -
      38  Qualitrol Canada         Canada              -
      39  Qualitrol GmbH         Germany            -
      40  Hengstler GmbH i.G.    Germany            -
      41  Hengstler Feinwerktechnik GmbH     Germany             -
      42  Hengstler Japan Corp.    Japan               -
      43  Hengstler Controle Numerique
               SARL                France              -
      44  SCI Hengstler          France             -
      45  Hengstler Italia SRL     Italy               -
      46  Hengstler Espana SA    Spain              -
      47  Hengstler Canada Inc.    Canada              -
      48  Hengstler Belgium SPRL   Belgium             -
      49  Hengstler Nederland BV   Netherlands         -
      50  Hengstler Tid och Passage AB  Sweden              -
      51       Veeder-Root GmbH    Germany          -
      52  The Partlow Corporation       New York    Partlow/
                                                    Anderson
      53  Time & Temperature Controls
               Corp.                    Delaware       -
      54  Anderson Instrument Company   New York    Partlow/
                                                    Anderson
      55  Flow Measurement Corporation  Delaware       -
      56  Western Pacific Industries         Delaware       Iseli Company
      57  Swiss Precision Parts Corp.        Delaware            -
      58  A.L. Hyde Company      Delaware           -
      59  Extrusions Plastics, Inc.          Delaware            -
      60  World Plastic Extruders, Inc.      New York            -
      61  Holo-Krome Company     Delaware    Danaher Tool Group
      62  The Allen Manufacturing Company    Delaware  Danaher Tool Group
      63  Industrial Fasteners Inc.          Delaware            -
      64  Holo-Krome Uniform Fasteners Inc.  California               -
      65  Holo-Krome Australia     Australia        -
      66  Quality Wire Inc.        Delaware  Danaher Tool Group
     67   Veeder-Root Company      Delaware         -
      68  Petroleum Industry Controls, Inc.  Delaware            -
      69  Veeder-Root of N.C. Inc.      Delaware  Danaher Controls
      70   Veeder-Root do Brazil    Brazil              -
      71  Veeder-Root SARL         France              -
      72  Launchchange Limited     U.K.             -
      73  West Instruments Ltd.    U.K.             -
      74  Veeder-Root Ltd.         U.K.             -
      75  Veeder-Root Environmental
                    Systems Ltd.        U.K.           -
      76  Danaher Canada         Canada                     -
      77  Gwendolene Holdings Ltd.      U.K.           -
      78  Qualitrol Instruments Ltd.         U.K.           -
      79  CGF Automation Ltd.     U.K.              -
      80  Contents Measuring Systems
                    Limited                  U.K.           -
      81  Hengstler Industries Ltd.          U.K.           -
      82  Hengstler Great Britain Ltd.       U.K.                -
      83  Hengstler Flexitime Ltd.      U.K.           -
      84  Hengstler Leasing Ltd.   U.K.             -
      85  Jacobs Manufacturing Co. Ltd. U.K.           -
      86  Holo-Krome Ltd.          U.K.             -
      87  Exidyne Instruments Technologies, Inc.      Pennsylvania      -
      88  GID Acquisition Companu       Delaware  GID Instruments
      89  Data Recorders Incorporated        Delaware            -
      90  Middle Road Company    Delaware           -
      91  CEI Acquisition Company       Delaware  Veeder-Root Company
      92  Warrick Controls, Inc.   Delaware         -
      93  Danaher Finance Company       Delaware       -
      94  Normandy Court Company   Delaware         -
      95  Houma Realty Company     Delaware         -
      96  Commercial Avenue Company     Delaware       -
      97  JS Technology, Inc.      Delaware         -
      98  DCI Consolidated Industries,Inc.   Delaware            -
      99  Delta Consolidated Industries,Inc. Arkansas            -
     100  Truck Storage Incorporated         Delaware            -
     101  Hecon Industries Inc.    New Jersey          -
     102  Hecon Properties         New Jersey          -
     103  Joslyn Company, LLC      Delaware             -
     104  Joslyn Manufacturing Co., LLC      Delaware       -
     105  Joslyn Electronic Systems Corp., LLC    Delaware            -
     106  Joslyn Hi-Voltage Corp., LLC       Delaware       -
     107  Joslyn Power Products Corp., LLC        Delaware            -
     108  Joslyn Research & Development
               Corp.                    Delaware       -
     109  Joslyn Clark Controls, LLC    Delaware         -
     110  Sunbank Family of Companies, Inc., LLC    Delaware            -
     111  Joslyn Sunbank Corporation, LLC         Delaware            -
     112  Air Dry Corporation of America, LLC     Delaware            -
     113  Jennings Technology Corporation, LLC    Delaware  Joslyn Jennings Corp
     114  Jennings Land Company    Delaware         -
     115  Cyberex, LLC            Delaware         -
     116  Cyberex Limited          U.K.             -
     117  Cyberex B.V.             Netherlands         -
     118  Joslyn Foreign Sales Corp.         Virgin Islands           -
     119  Joslyn Canada, Inc.      Canada              -
     120  Joslyn Holding Company      Delaware      -
     121  McCrometer, Inc.    Delaware    -
     122  Kistler-Morse Corporation    Delaware    -
     123  Acme-Cleveland Corp.    Ohio    -
     124  AC Intermediate Co.    Ohio     -
     125  ACMS Incorporated    Ohio    -
     126  Acme-Cleveland Laser Systems    Ohio    -
     127  Acme Communications Technology Systems Corp.    Ohio   -
     128  Amtronx Inc.        Ohio    -
     129  Ball Screws and Actuators Co., Inc.      California     -
     130  Communications Technology Corp.    California   -
     131  Communications Technology (Canada) Ltd.      British Columbia    -
     132  Communications Technology Corp. Mexico, S.A.    Mexico    -
     133  Fire Networks, Inc.     Delaware     -
     134  Dolan-Jenner Industries, Inc.    Massachusetts    -
     135  Dolan-Jenner Europe, B.V.    Netherlands    -
     136  LSMT Corp.      Michigan   -
     137  143420 Ontario. Inc.     Ontario    -
     138  M & M de France, Inc.    Ohio     -
     139  M & M Precision Systems Corp.    Ohio    -
     140  Namco Controls Corp.     Ohio     -
     141  Phoenix Microsystems, Inc.      Alabama    -
     142  TxPort Inc.      Delaware      -
     143  TxPort Data Inc.      Canada       -
     144  Danaher Alberta Inc.     Alberta     -
     145  American Sigma, Inc.      New York     -
     146  Plastifab, Inc.    Canada     -
     147  Sullivan Property Holding Company      Delaware    -
     148  Cleveland Precision Systems Gmbh    Germany    -
     149  Current Technology, Inc.  Delaware   -
     150  GEMS Sensors GmbH  Germany  -
     151  GEMS Sensors, Inc  Delaware  -
     152  GEMS Sensors LTD  England  -
     153  GEMS Sensors SARL  France  -
     154  GEMS Sensors SRL  Italy  -